Exhibit 99.3

Introductory Statement to Unaudited Pro Forma Consolidated Financial Statements

Effective November 9, 2011, Bitzio Holdings, Inc., (“Bitzio Holdings”), a subsidiary of Bitzio, Inc. (“Bitzio Parent”) entered into an acquisition agreement with Thinking Drone, Inc.( “TDI”) wherein Bitzio Holdings purchased all of the issued and outstanding shares of TDI for 5,000,000 shares of restricted common stock of Bitzio Parent.  Bitzio Holdings has an additional obligation pursuant to the acquisition agreement to pay $500,000 in cash by means of: (a) $50,000 on or before November 30, 2011, (b) not less than $25,000 on or before the last day of each month, beginning with December 31, 2011, and (c) the unpaid balance plus unpaid interest on or before October 31, 2012.

Pro forma adjustments reflect [1] the issuance of 5,000,000 shares of Bitzio Parent in exchange for all issued and outstanding shares of TDI valued at $0.15 per share, and [2] eliminate the accumulated deficit of TDI, resulting in a total of 44,312,500 shares outstanding.

The pro forma, consolidated balance sheets and statements of operations of Bitzio Parent and TDI are presented here as of September 30, 2011 and December 31, 2010.

BITZIO, INC.
Proforma Consolidated Balance Sheet
December 31, 2010

					Adjusted
	Bitzio	Thinking Drone	Combined	Pro Forma	ProForma
	Inc.	Inc.	Totals	Adjustments	Totals
ASSETS

CURRENT ASSETS
Cash	$18,068	$10,000	$28,068	$-	$28,068
Prepaid expenses	108	-	108	-	108
Accounts receivable, net	-	79,059	79,059	-	79,059

Total Current Assets	18,176	89,059	107,235	-	107,235

PROPERTY AND EQUIPMENT, net	1,706	-	1,706	-	1,706

OTHER ASSETS
Apps	-	-	-	880,000	880,000

Total Other Assets	-	-	-	880,000	880,000

TOTAL ASSETS	$19,882	$89,059	$108,941	$880,000	$988,941

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$146	$6,069	$6,215	$-	$6,215
Related party payable	-	-	-	-	-
Notes payable	-		-	500,000	500,000
Notes payable-related party	392	-	392	-	392

Total Current Liabilities	538	6,069	6,607	500,000	506,607

TOTAL LIABILITIES	538	6,069	6,607	500,000	506,607

STOCKHOLDERS' EQUITY

Preferred stock	-	-	-	-	-
Common stock	8,250	-	8,250	5,000	13,250
Additional paid-in capital	233,200	-	233,200	677,990	911,190
	-	-	-	-	-
Retained earnings (deficit)	(222,106)	82,990	(139,116)	(82,990)	(442,106)
				(220,000)

Total Stockholders' Equity	19,344	82,990	102,334	380,000	482,334

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$19,882	$89,059	$108,941	$880,000	$988,941

BITZIO, INC.
Proforma Consolidated Statements of Operations
For the Year Ended December 31, 2010

					Pro-Forma
		Thinking			Adjusted
	Bitzio	Drone	Combined	Pro Forma	Combined
	Inc.	Inc.	Totals	Adjustments	Totals
REVENUES	$-	$846,019	$846,019	$-	$846,019
COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	846,019	846,019	-	846,019

OPERATING EXPENSES

General and administrative	37,226	288,037	325,263	-	325,263
Depreciation and amortizationexpense	341	-	341	220,000	220,341
Professional fees	-	57,234	57,234	-	57,234

Total Costs and Expenses	37,567	345,271	382,838	220,000	602,838

OPERATING LOSS	(37,567)	500,748	463,181	(220,000)	243,181

OTHER INCOME (EXPENSE)

Other income	-	300	300	-	300
Interest expense	(645)	-	(645)	-	(645)

Total Other Income (Expense)	(645)	300	(345)	-	(345)

LOSS BEFORE INCOME TAXES	(38,212)	501,048	462,836	(220,000)	242,836
PROVISION FOR INCOME TAXES	-	-	-	-	-

NET LOSS	$(38,212)	$501,048	$462,836	$(220,000)	$242,836

EARNINGS PER SHARE	$(0.01)	$0.25			$0.03

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING	6,129,452	2,000,000			8,129,452

BITZIO, INC.
Proforma Consolidated Balance Sheet
September 30, 2011

					Adjusted
	Bitzio	Thinking Drone	Combined	Pro Forma	ProForma
	Inc.	Inc.	Totals	Adjustments	Totals
ASSETS

CURRENT ASSETS
Cash	$4,562	$16,728	$21,290	$-	$21,290
Prepaid expenses	341,522	-	341,522	-	341,522
Accounts receivable, net	-	57,643	57,643	-	57,643

Total Current Assets	346,084	74,371	420,455	-	420,455

PROPERTY AND EQUIPMENT, net	1,196	-	1,196	-	1,196

OTHER ASSETS
Apps	-	-	-	715,000	715,000

Total Other Assets	-	-	-	715,000	715,000

TOTAL ASSETS	$347,280	$74,371	$421,651	$715,000	$1,136,651

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$36,252	$1,692	$37,944	$-	$37,944
Related party payable	60,889	-	60,889	-	60,889
Notes payable	172,771		172,771	500,000	672,771
Notes payable-related party	25,142	-	25,142	-	25,142

Total Current Liabilities	295,054	1,692	296,746	500,000	796,746

TOTAL LIABILITIES	295,054	1,692	296,746	500,000	796,746

STOCKHOLDERS' EQUITY

Preferred stock	-	-	-	-	-
Common stock	39,313	-	39,313	5,000	44,313
Additional paid-in capital	8,378,933	-	8,378,933	667,679	9,046,612
	-	-	-	-	-
Retained earnings (deficit)	(8,366,020)	72,679	(8,293,341)	(72,679)	(8,751,020)
				385,000

Total Stockholders' Equity	52,226	72,679	124,905	215,000	339,905

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$347,280	$74,371	$421,651	$715,000	$1,136,651

BITZIO, INC.
Proforma Consolidated Statements of Operations
For the Nine Months Ended September 30, 2011

					Pro-Forma
					Adjusted
	Bitzio	Thinking Drone	Combined	Pro Forma	Combined
	Inc.	Inc.	Totals	Adjustments	Totals
REVENUES	$3,104	$518,080	$521,184	$-	$521,184
COST OF SALES	-	-	-	-	-

GROSS PROFIT	3,104	518,080	521,184	-	521,184

OPERATING EXPENSES

General and administrative	151,230	287,617	438,847	-	438,847
Impairment of goodwill	2,350,800	-	2,350,800	-	2,350,800
Depreciation and amortizationexpense	511	-	511	165,000	165,511
Professional fees	5,643,731	4,582	5,648,313	-	5,648,313

Total Costs and Expenses	8,146,272	292,199	8,438,471	165,000	8,603,471

OPERATING LOSS	(8,143,168)	225,881	(7,917,287)	(165,000)	(8,082,287)

OTHER INCOME (EXPENSE)

Loss on sale of assets	-	-	-	-	-
Other income	-	1,230	1,230	-	1,230
Interest expense	(746)	-	(746)	-	(746)

Total Other Income (Expense)	(746)	1,230	484	-	484

LOSS BEFORE INCOME TAXES	(8,143,914)	227,111	(7,916,803)	(165,000)	(8,081,803)
PROVISION FOR INCOME TAXES	-	-	-	-	-

NET LOSS	$(8,143,914)	$227,111	$(7,916,803)	$(165,000)	$(8,081,803)

EARNINGS PER SHARE	$(0.24)	$0.11			$(0.22)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	34,566,071	2,000,000			36,566,071